UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Ares Real Estate Income Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AREIT-R90694 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL THREE WAYS TO VOTE PHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Juno Winter Park — FL Ares Real Estate Income Trust Your vote is needed! Dear Fellow Shareholder: We are pleased to inform you that we are preparing for our upcoming Ares Real Estate Income Trust meeting, which will be held on July 3, 2024. Enclosed are the proxy materials, which describe the proxy proposals in detail. Please review them carefully. Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials. Voting instructions can be located below or in the ballot enclosed in your proxy materials. If you have any questions, please feel free to contact your financial advisor or ;visit our website at Sincerely, David A. Roth Chairman of the Board of Directors https://areswmsresources.com/investment-solutions/areit/proxy/. AREIT-R90694 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL THREE WAYS TO VOTE PHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Juno Winter Park — FL Ares Real Estate Income Trust Your vote is needed! Dear Fellow Shareholder: We are pleased to inform you that we are preparing for our upcoming Ares Real Estate Income Trust meeting, which will be held on July 3, 2024. Enclosed are the proxy materials, which describe the proxy proposals in detail. Please review them carefully. Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials. Voting instructions can be located below or in the ballot enclosed in your proxy materials. If you have any questions, please feel free to contact your financial advisor or ;visit our website at Sincerely, David A. Roth Chairman of the Board of Directors https://areswmsresources.com/investment-solutions/areit/proxy/. AREIT-R90694 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL THREE WAYS TO VOTE PHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Juno Winter Park — FL Ares Real Estate Income Trust Your vote is needed! Dear Fellow Shareholder: We are pleased to inform you that we are preparing for our upcoming Ares Real Estate Income Trust meeting, which will be held on July 3, 2024. Enclosed are the proxy materials, which describe the proxy proposals in detail. Please review them carefully. Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials. Voting instructions can be located below or in the ballot enclosed in your proxy materials. If you have any questions, please feel free to contact your financial advisor or ;visit our website at Sincerely, David A. Roth Chairman of the Board of Directors https://areswmsresources.com/investment-solutions/areit/proxy/. Dear Fellow Shareholder: The Ares Real Estate Income Trust Annual Shareholder Meeting has been adjourned to permit shareholders additional time to consider and vote on the proposals described in the company’s proxy statement. Our records indicate that we have not yet received voting instructions for your account. We appreciate your investment and encourage you to cast a vote for this year’s meeting. Your participation will make a meaningful difference in our ability to achieve a quorum and conduct necessary business, including the election of our directors. Regardless of the number of shares you own, your vote is very important and will help us avoid additional solicitation costs. Please vote your shares promptly using any one of the methods described below. If you have any questions, feel free to contact your financial advisor or visit our website at https://www.areswms.com/investors/proxy/ares-real-estate-income-trust-proxy. Sincerely, David A. Roth Chairman of the Board of Directors Meeting Adjourned. We still need your support. SAMPLE_LTR

VOTE NOW! Vote Online at www.proxyvote.com YOUR VOTE MATTERS! VOTE YOUR SHARES TODAY! R15305-EPR Ares Real Estate Income Trust The Daley — DC Vote by Phone at: 1-800-690-6903

ARES Wealth Management Solutions

Ares Real Estate Income Trust

Your Vote Is Missing!
Vote Your Shares Today!

The Annual Shareholder Meeting will be held on July 29, 2025. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

THREE WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.